Exhibit 99.1


October 17, 2008

                           Press Release

KENTUCKY BANCSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER OF 2008

Paris, Kentucky - Kentucky Bancshares, Inc., parent company of Kentucky Bank, reported a 19% decrease in earnings for the third quarter of 2008 compared to the same time period in 2007. Earnings are $1,356,000, or fully diluted 2008 earnings per share of $0.49, compared to $1,670,000, or fully diluted earnings per share of $0.58 for the same three-month period of 2007.

Year to date earnings were $4,035,000, or $1.44 per share assuming dilution. For the same period last year earnings were $5,150,000, or $1.79 per share assuming dilution.

Kentucky Bank ranks 14th in size among the 185 banks headquartered in the state. Kentucky Bank is headquartered in Paris and also has offices in Cynthiana, Georgetown, Morehead, Nicholasville, North
Middletown, Sandy Hook, Versailles, Wilmore and Winchester.


Contact:  Gregory J. Dawson
          Chief Financial Officer
          859-987-1795